UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	December 27, 2011
(Date of earliest event reported):	December 20, 2011

FULTON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-291-2411
Former name or former address, if changed since last Report:  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2011, the Board of Directors of Fulton Financial Corporation (“Fulton”) elected Albert Morrison, III to serve as a director of Fulton effective January 17, 2012.  In addition, once Mr. Morrison joins Fulton’s board, he will serve as a member of Fulton’s Audit and Risk Management Committees.  Mr. Morrison will hold office for a term expiring at the Fulton annual meeting of shareholders on April 30, 2012, and until his successor is elected and qualified.

    Mr. Morrison, age 65, of Lancaster, Pennsylvania, is currently the Chairman of the Board, President and Chief Executive Officer of Burnham Holdings, Inc. (“Burnham”), the parent company of fourteen subsidiaries that are leading domestic manufacturers of boilers and related HVAC products and accessories (including furnaces, radiators and air conditioning systems), for residential, commercial and industrial applications. Mr. Morrison was elected as a director of Burnham in 1986, became President and Chief Executive Officer of Burnham in 1988 and has served as Burnham’s Chairman since 2002. Burnham recently announced Mr. Morrison’s retirement in 2012 as Burnham’s President and Chief Executive Officer but he will continue to serve as Burnham’s Chairman of the Board. The Common Stock of Burnham is traded under the symbol BURCA on the electronic Pink Sheets, and is listed by the OTC Markets Group, Inc., a reporting service for over-the counter stocks.

    There is no arrangement or understanding between Mr. Morrison and any other persons pursuant to which Mr. Morrison was selected as a director.  Fulton’s subsidiary banks have entered into lending and other transactions in the ordinary course of business with Fulton’s executive officers, directors (including Mr. Morrison), nominees, and their associates, and Fulton expects to have such transactions with these parties in the future. Such transactions have been on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans and transactions with persons not related to Fulton, and did not involve more than the normal risk of collectability or present other unfavorable features.

Mr. Morrison will receive the standard compensatory and other agreements and arrangements provided to other non-employee directors of Fulton, and this includes but is not limited to, awards under Fulton’s 2011 Directors’ Equity Participation Plan and payments for meeting and retainer fees as described in Fulton’s Proxy Statement dated March 24, 2011.

On December 27, 2011, Fulton issued a press release, attached as Exhibit 99.1 and incorporated by reference to this Form 8-K, to announce the election of Mr. Morrison.

    Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
99.1	Press Release dated December 27, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2011	Fulton Financial Corporation By: /s/ E. Philip Wenger E. Philip Wenger President and Chief Operating Officer